Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION REPORTS SECOND QUARTER 2014 RESULTS

Net Income of $6.6 million or $0.23 per common share, up 40% compared to first quarter 2014

New loan originations of more than $240 million, including over $103 million at ACRE Capital

– Subsequent to end of second quarter –

Priced $309 million securitization with an initial weighted average coupon of LIBOR + 1.445%

Closed new $75 million revolving credit facility with City National Bank, credit supported by Ares Management

Obtained new Freddie Mac license

Declared third quarter dividend of $0.25 per share

JUNE 30, 2014 FINANCIAL RESULTS

Chicago, IL — August 6, 2014 - Ares Commercial Real Estate Corporation (the “Company,” “ACRE,” “we,” and “our”) (NYSE:ACRE), a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate (“CRE”) investments reported net income of $6.6 million or $0.23 per basic and diluted common share and $11.4 million or $0.40 per basic and diluted common share, respectively, for the three and six months ended June 30, 2014.  In addition, the Company announced that its Board of Directors has declared a third quarter 2014 dividend of $0.25 per common share payable on October 15, 2014 to common stockholders of record on September 30, 2014.

“Our second quarter earnings improved as we continued to invest our capital selectively into attractive new investments and benefited from higher new loan volume and profitability at ACRE Capital,” said Todd Schuster, President and Chief Executive Officer of ACRE. “Within principal lending, our approach to the current market environment is to leverage our direct origination footprint and broaden our product offering to ensure we are sourcing loans with attractive risk adjusted returns.  We are seeing encouraging signs of a building pipeline in new property sectors and geographies.  Within ACRE Capital, we are pleased that we are beginning to see greater activity levels as our unique capabilities resonate with sponsors and owners of multifamily properties.”

“We continue to demonstrate access to a variety of efficient sources of capital in order to scale our balance sheet and improve our profitability,” said Tae-Sik Yoon, Chief Financial Officer of ACRE. “With the closing of our new securitization transaction together with our new $75 million revolving credit facility with City National Bank (CNB) and existing availabilities of capital, we expect to have approximately $115 million of net capital that may be leveraged to fund new investments and for general corporate purposes.  We believe this incremental capacity will improve our financial flexibility and provide the opportunity to enhance returns for ACRE stockholders once this capital is deployed.”

THREE MONTHS ENDED JUNE 30, 2014 FINANCIAL HIGHLIGHTS

Financial Results and Activities:

•                  For the three months ended June 30, 2014, net income was $6.6 million or $0.23 per basic and diluted common share.

•                  For the principal lending business, originations for the three months ended June 30, 2014 totaled $137.2 million in commitments and $95.8 million in outstanding principal.  Loan repayments totaled $69.0 million in outstanding principal for the three months ended June 30, 2014.

•                  For the mortgage banking business, ACRE Capital LLC, a wholly owned subsidiary of ACRE (“ACRE Capital”), rate-locked eight new senior loans totaling $103.1 million in unpaid principal balance during the three months ended June 30, 2014.

Capital and Other Activities:

•                  On April 9, 2014, the Company and certain of its subsidiaries entered into a $195.0 million revolving master repurchase facility (the “UBS Facility”) with UBS Real Estate Securities Inc. (“UBS”). The Company used the UBS Facility to finance commercial mortgage loans, commercial real estate mezzanine loans, and other assets meeting defined eligibility criteria which are approved by UBS. The initial maturity date of the UBS Facility is April 7, 2017, subject to annual extensions in UBS’ sole discretion.

•                  On May 1, 2014, ACRE Capital entered into a Sixth Amended and Restated Mortgage Warehousing Credit and Security Agreement with Bank of America, N.A. and the other lenders thereto, which provides for a committed warehouse line of up to $80.0 million that matures on April 15, 2015.

•                  On May 6, 2014, the Company, through a wholly owned subsidiary, amended its secured funding facility (“Citibank Facility”) with Citibank, N.A. (“Citibank”) to, among other things, increase the size of the facility to $250.0 million.

PRINCIPAL LENDING BUSINESS AS OF JUNE 30, 2014

During the second quarter of 2014, the Company originated four new loans totaling $137.2 million in commitments in its principal lending business.  The four new loans include:

•                  a $60.0 million preferred equity investment collateralized by an apartment portfolio located in Georgia and Florida;

•                  a $33.5 million stretch senior mortgage loan collateralized by an industrial portfolio located in Ohio;

•                  a $23.3 million transitional senior mortgage loan collateralized by an apartment complex located in Georgia; and

•                  a $20.4 million transitional senior mortgage loan collateralized by two industrial buildings located in California.

At June 30, 2014, the Company had originated or co-originated 40 loans, excluding six loans totaling $168.9 million that were repaid, totaling approximately $1.3 billion in commitments with outstanding principal of $1.2 billion.

The following tables provide summary information for the principal lending investment portfolio as of June 30, 2014:

Portfolio Interest Rate and Duration Summary:

(amounts in millions, except percentages)

	June 30, 2014
	Carrying Amount (1)	Outstanding Principal (1)	Weighted Average Interest Rate	Weighted Average Unleveraged Effective Yield (2)	Weighted Average Remaining Life (Years)
Senior mortgage loans	$1,036.8	$1,043.7	4.8%	5.4%	2.2
Subordinated debt and preferred equity investments	124.6	125.8	9.6%	10.0%	3.8
Total	$1,161.4	$1,169.5	5.4%	5.9%	2.4

(1) The difference between the carrying amount and the outstanding principal face amount of the loans held for investment consists of unamortized purchase discount, deferred loan fees and loan origination costs.

(2) Unleveraged Effective Yield is the compounded effective rate of return that would be earned over the life of the investment based on the contractual interest rate (adjusted for any deferred loan fees, costs, premium or discount) and assumes no dispositions, early prepayments or defaults. The Total Weighted Average Unleveraged Effective Yield is calculated based on the average of Unleveraged Effective Yield of all loans held by the Company as of June 30, 2014 as weighted by the Outstanding Principal balance of each loan.

As of June 30, 2014, 94% of the investment portfolio consisted of floating rate loans (as measured by outstanding principal).

Portfolio Diversification Summary as of June 30, 2014:

(amounts in millions, except percentages)

PROPERTY TYPE

	Outstanding Principal	% of Portfolio
Multifamily	$558.2	48%
Office	432.0	37%
Industrial	109.3	9%
Retail	70.0	6%
Total	$1,169.5	100%

GEOGRAPHIC MIX

	Outstanding Principal	% of Portfolio
Southeast	$363.1	31%
Southwest	255.8	22%
Midwest	232.8	20%
West	199.1	17%
Mid-Atlantic/Northeast	118.7	10%
Total	$1,169.5	100%

MORTGAGE BANKING BUSINESS (ACRE CAPITAL) AS OF JUNE 30, 2014

For the three months ended June 30, 2014, ACRE Capital rate-locked eight loans totaling $103.1 million in principal, including three U.S. Department of Housing and Urban Development loans totaling $60.3 million and five Fannie Mae Delegated Underwriting and Servicing loans totaling $42.8 million.

As of June 30, 2014, the Company’s multifamily servicing portfolio consisted of 974 loans with an unpaid principal balance of $3.8 billion. The carrying value of the Company’s mortgage servicing rights was $58.6 million at June 30, 2014.

“Our investments in new personnel and servicing infrastructure at ACRE Capital are beginning to take form through improved profitability as we further scale the business,” commented Todd Schuster.

RECENT DEVELOPMENTS

On July 16, 2014, the Company originated a $29.0 million transitional first mortgage loan on a mixed-use complex located in New York, New York.  At closing, the outstanding principal balance was approximately $25.0 million. The loan has an interest rate of LIBOR + 4.25% (plus origination and exit fees) subject to a 0.15% LIBOR floor and a term of three years.

On July 22, 2014, the Company received repayment of a $49.1 million transitional first mortgage loan.

On July 30, 2014, the Company and certain of its subsidiaries entered into a new $75.0 million revolving credit facility (the “CNB Facility”) with City National Bank. The CNB Facility will be used to finance qualifying investments and for other working capital and general corporate needs. The CNB Facility is in addition to the Company’s existing March 2014 $50.0 million secured revolving facility with CNB.  A subsidiary of Ares Management, L.P. (NYSE: ARES) and an affiliate of the Company’s external manager (“Ares”), agreed to provide credit support in connection with the CNB Facility. See the Company’s Form 10-Q for the quarter ended June 30, 2014 for more information about the new CNB Facility.

On August 1, 2014, a newly formed indirect wholly owned Cayman qualified REIT subsidiary, ACRE Commercial Mortgage 2014-FL2 Ltd.  (the “Issuer”), received commitments from investors for the purchase of approximately $308.7 million in principal balance of secured floating rate notes (the “Notes”). The Notes will be backed by approximately $378.8 million of commercial and multifamily mortgage loans originated or to-be originated by ACRC Lender LLC, an indirect wholly owned subsidiary of the Company. The Company expects to retain (either directly or through one of its wholly owned subsidiaries) approximately $70.1 million principal balance of the non-investment grade tranches of the notes and the equity in the Issuer, which notes and equity were not offered to investors. The initial weighted average coupon of the offered notes offered to third parties is expected to be LIBOR plus 1.445%. The sale of the Notes is scheduled to close on or about August 15, 2014. The sale of the Notes is subject to customary closing conditions and, as a result, the Company can give no assurances that it will close.

On August 5, 2014, ACRE Capital LLC was approved by Freddie Mac as a Program Plus® seller/servicer for multifamily loans.

On August 6, 2014, the Company declared a cash dividend of $0.25 per common share for the third quarter of 2014. The third quarter 2014 dividend is payable on October 15, 2014 to common stockholders of record as of September 30, 2014.

INVESTMENT CAPACITY AND LIQUIDITY

As of August 5, 2014 and pro forma for the proceeds of the new securitization transaction expected to close on or about August 15, 2014, the Company expects to have approximately $125 million in capital, either in cash or in approved but undrawn capacity under the Company’s funding facilities.  After holding in reserve $10 million in liquidity requirements, the Company expects to have approximately $115 million in capital available to fund additional loans, outstanding commitments on the Company’s existing loans and for other working capital purposes.  Assuming that the Company uses such amount as capital to make new investments and leverages such amount under its facilities at a debt-to-equity ratio in the range of 2:1 to 3:1, the Company has the capacity to fund $340 million to $460 million of additional senior loan investments.

As of August 5, 2014, the total unfunded commitments for the Company’s existing loans held for investment were approximately $135 million.  In addition, borrowings under the Company’s funding facilities were approximately $503 million (excluding warehouse lines of credit in connection with the Company’s mortgage banking business), debt issued in the form of commercial mortgage-backed securities was approximately $282 million and debt issued in the form of convertible senior notes was approximately $69 million.

SECOND QUARTER 2014 DIVIDEND

On May 7, 2014, the Company declared a cash dividend of $0.25 per common share for the second quarter of 2014. The second quarter 2014 dividend was paid on July 16, 2014 to common stockholders of record as of June 30, 2014.

CONFERENCE CALL AND WEBCAST INFORMATION

On Wednesday, August 6, 2014, the Company invites all interested persons to attend its webcast/conference call at 5:00 p.m. (Eastern Time) to discuss its second quarter 2014 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of the Company’s website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (888)-317-6003. International callers can access the conference call by dialing +1(412)-317-6061. All callers will need to enter the Participant Elite Entry Number 5648927 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through August 19, 2014 at 5:00 p.m. (Eastern Time) to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088. For all replays, please reference conference number 10048784. An archived replay will also be available through August 19, 2014 on a webcast link located on the Home page of the Investor Resources section of the Company’s website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company primarily engaged in principal lending and mortgage banking of commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides a broad offering of flexible financing solutions for commercial real estate owners and operators. Through ACRE Capital LLC, its mortgage banking business, it originates and services multifamily residential mortgage loans, senior housing and healthcare facilities by utilizing the platforms of Fannie Mae and governmental agencies. Ares Commercial Real Estate Corporation elected and qualified to be taxed as a real estate investment trust and is externally managed by a subsidiary of Ares Management, L.P. (NYSE: ARES), a publicly traded, global alternative asset manager with approximately $77 billion of assets under management as of March 31, 2014. For more information, please visit www.arescre.com. The contents of such website are not, and should not be deemed to be, incorporated by reference herein.

FORWARD-LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities and Exchange Act of 1934, as amended, which relate to future events or the Company’s future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results could differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

AVAILABLE INFORMATION

Ares Commercial Real Estate Corporation’s filings with the Securities and Exchange Commission, press releases, earnings releases and other financial information are available on its website at www.arescre.com.  The contents of such website are not and should not be deemed to be incorporated by reference herein.

CONTACTS

Carl Drake or John Stilmar
Ares Commercial Real Estate Corporation
888-818-5298

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	June 30, 2014	December 31, 2013
	(unaudited)
ASSETS
Cash and cash equivalents	$20,152	$20,100
Restricted cash	24,388	16,954
Loans held for investment ($428,282 and $493,783 related to consolidated VIE, respectively)	1,161,441	958,495
Loans held for sale, at fair value	55,928	89,233
Mortgage servicing rights, at fair value	58,558	59,640
Other assets ($2,167 and $2,552 of interest receivable related to consolidated VIE, respectively; $65,501 of certificates receivable related to consolidated VIE as of June 30, 2014)	101,121	32,493
Total assets	$1,421,588	$1,176,915

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Secured funding agreements	$457,291	$264,419
Warehouse lines of credit	48,199	—
Convertible notes	68,088	67,815
Commercial mortgage-backed securitization debt (consolidated VIE)	395,027	395,027
Allowance for loss sharing	14,440	16,480
Due to affiliate	2,974	2,796
Dividends payable	7,151	7,127
Other liabilities ($359 and $384 of interest payable related to consolidated VIE, respectively)	24,583	17,035
Total liabilities	1,017,753	770,699

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share, 450,000,000 shares authorized at June 30, 2014 and December 31, 2013, 28,604,798 and 28,506,977 shares issued and outstanding at June 30, 2014 and December 31, 2013, respectively	284	284
Additional paid-in capital	419,930	419,405
Accumulated deficit	(16,379)	(13,473)
Total stockholders’ equity	403,835	406,216
Total liabilities and stockholders’ equity	$1,421,588	$1,176,915

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net interest margin:
Interest income from loans held for investment	$17,735	$8,086	$32,887	$14,798
Interest expense	(6,835)	(1,879)	(11,907)	(3,265)
Net interest margin	10,900	6,207	20,980	11,533

Mortgage banking revenue:
Servicing fees, net	3,533	—	8,796	—
Gains from mortgage banking activities	5,446	—	6,832	—
Provision for loss sharing	1,180	—	1,061	—
Change in fair value of mortgage servicing rights	(1,888)	—	(3,735)	—
Mortgage banking revenue	8,271	—	12,954	—

Gain on sale of loans	—	—	680	—
Total revenue	19,171	6,207	34,614	11,533

Expenses:
Other interest expense	1,758	1,499	3,443	3,050
Management fees to affiliate	1,478	643	2,970	1,256
Professional fees	1,104	500	2,029	1,067
Compensation and benefits	4,510	—	8,531	—
Acquisition and investment pursuit costs	—	1,121	20	1,761
General and administrative expenses	2,600	453	4,819	936
General and administrative expenses reimbursed to affiliate	1,000	863	2,000	1,610
Total expenses	12,450	5,079	23,812	9,680
Changes in fair value of derivatives	—	2,137	—	1,739
Income from operations before income taxes	6,721	3,265	10,802	3,592
Income tax expense (benefit)	83	—	(591)	—
Net income	$6,638	$3,265	$11,393	$3,592
Net income per common share:
Basic and diluted earnings per common share	$0.23	$0.32	$0.40	$0.37
Weighted average number of common shares outstanding:
Basic weighted average shares of common stock outstanding	28,453,739	10,215,782	28,448,181	9,720,477
Diluted weighted average shares of common stock outstanding	28,590,689	10,257,250	28,570,945	9,764,941
Dividends declared per share of common stock	$0.25	$0.25	$0.50	$0.50

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

AS OF JUNE 30, 2014

BALANCE SHEET SEGMENT INFORMATION

(in thousands)

	Principal	Mortgage
	Lending	Banking	Total
Cash and cash equivalents	$18,903	$1,249	$20,152
Restricted cash	9,336	15,052	24,388
Loans held for investment	1,161,441	—	1,161,441
Loans held for sale, at fair value	—	55,928	55,928
Mortgage servicing rights, at fair value	—	58,558	58,558
Other assets	86,272	14,849	101,121
Total Assets	$1,275,952	$145,636	$1,421,588

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

THREE MONTHS ENDED JUNE 30, 2014

SEGMENT INCOME STATEMENT

(in thousands)

	Principal Lending	Mortgage Banking		Total
Net interest margin:
Interest income from loans held for investment	$17,735	$—		$17,735
Interest expense	(6,835)	—		(6,835)
Net interest margin	10,900	—		10,900

Mortgage banking revenue:
Servicing fees, net	—	3,533		3,533
Gains from mortgage banking activities	—	5,446		5,446
Provision for loss sharing	—	1,180		1,180
Change in fair value of mortgage servicing rights	—	(1,888)		(1,888)
Mortgage banking revenue	—	8,271		8,271

Gain on sale of loans	—	—		—
Total revenue	10,900	8,271		19,171

Expenses:
Other interest expense	1,579	179	(1)	1,758
Management fees to affiliate	1,362	116		1,478
Professional fees	742	362		1,104
Compensation and benefits	—	4,510		4,510
General and administrative expenses	761	1,839		2,600
General and administrative expenses reimbursed to affiliate	863	137		1,000
Total expenses	5,307	7,143		12,450
Income from operations before income taxes	5,593	1,128		6,721
Income tax expense (benefit)	(7)	90		83
Net income	$5,600	$1,038		$6,638

(1) Other interest expense does not include interest expense related to the intercompany note between the two business segments presented, mortgage banking (conducted through ACRE Capital Holdings LLC) as borrower and principal lending (conducted through the Company) as lender.  As such interest expense is related to an intercompany note, it is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, other interest expense and net income would have been $1.1 million and $130 thousand, respectively, for mortgage banking.

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

SIX MONTHS ENDED JUNE 30, 2014

SEGMENT INCOME STATEMENT

(in thousands)

	Principal Lending	Mortgage Banking	Total
Net interest margin:
Interest income from loans held for investment	$32,887	$—	$32,887
Interest expense	(11,907)	—	(11,907)
Net interest margin	20,980	—	20,980

Mortgage banking revenue:
Servicing fees, net	—	8,796	8,796
Gains from mortgage banking activities	—	6,832	6,832
Provision for loss sharing	—	1,061	1,061
Change in fair value of mortgage servicing rights	—	(3,735)	(3,735)
Mortgage banking revenue	—	12,954	12,954

Gain on sale of loans	680	—	680
Total revenue	21,660	12,954	34,614

Expenses:
Other interest expense	3,132	311 (1)	3,443
Management fees to affiliate	2,736	234	2,970
Professional fees	1,449	580	2,029
Compensation and benefits	—	8,531	8,531
Acquisition and investment pursuit costs	20	—	20
General and administrative expenses	1,476	3,343	4,819
General and administrative expenses reimbursed to affiliate	1,682	318	2,000
Total expenses	10,495	13,317	23,812
Income from operations before income taxes	11,165	(363)	10,802
Income tax expense (benefit)	234	(825)	(591)
Net income	$10,931	$462	$11,393

(1) Other interest expense does not include interest expense related to the intercompany note between the two business segments presented, mortgage banking (conducted through ACRE Capital Holdings LLC) as borrower and principal lending (conducted through the Company) as lender.  As such interest expense is related to an intercompany note, it is eliminated in the consolidated financial statements of the Company.  If interest expense related to the intercompany note were included, other interest expense and net loss would have been $2.1 million and $1.3 million, respectively, for mortgage banking.